Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2025, relating to the financial statements and financial highlights of Cambria Cannabis ETF, Cambria Emerging Shareholder Yield ETF, Cambria Fixed Income Trend ETF, Cambria Foreign Shareholder Yield ETF, Cambria Global Asset Allocation ETF, Cambria Global Momentum ETF, Cambria Global Real Estate ETF, Cambria Global Value ETF, Cambria LargeCap Shareholder Yield ETF, Cambria Micro and SmallCap Shareholder Yield ETF, Cambria Shareholder Yield ETF, Cambria Tactical Yield ETF, Cambria Tail Risk ETF, Cambria Trinity ETF, and Cambria Value and Momentum ETF, each a series of Cambria ETF Trust, which are included in Form N-CSR for the year or period ended April 30, 2025, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Accounting and Legal Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Cleveland, Ohio
August 28, 2025